Exhibit 99.1

EDITORIAL CONTACTS:	PRGP05008

Amy Flores

+1 650 752 5303

amy_flores@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Hilliard Terry

+1 650 752 5329

hilliard_terry@agilent.com

Agilent Technologies Reports First Quarter 2005 Results

PALO ALTO, Calif., Feb. 14, 2005 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.61 billion for the first fiscal quarter ended Jan. 31, 2005, 7 percent below one year ago. Revenues during the quarter were $1.66 billion, 1 percent ahead of last year. First quarter GAAP net earnings were $103 million, or $0.21 per diluted share, compared with $71 million, or $0.14 per share, in last year’s first quarter.

Excluding a net $3 million of restructuring charges and tax benefits, Agilent reported first quarter operating net income of $100 million, or $0.20 per share. On a comparable basis, the company earned $103 million, or $0.21 per share, one year ago. (1)

“I am pleased with Agilent’s first quarter performance,” said Ned Barnholt, Agilent chairman, president and chief executive officer. “We executed well, with very good operating discipline and cash generation in a challenging market environment. This quarter we continued to build on our strong foundation of product innovation and operational excellence that I believe will benefit Agilent for years to come.”

The company reported first quarter revenues of $1.66 billion, consistent with its expectations of $1.60 billion to $1.70 billion. Operating earnings, at $0.20 per share, were at the top of the guidance range of $0.14 to $0.21 per share. Gross margins were essentially flat compared with last year, despite much more difficult conditions in Agilent’s semiconductor-related businesses, and operating expenses remained under very good control. The company generated another $100 million in free cash flow(2) from operations during the quarter, bringing total cash on hand to $2.5 billion.”

Looking ahead, Agilent said it expects relatively flat second quarter fiscal 2005 revenues of $1.60 billion to $1.70 billion, reflecting the $70 million lower revenues associated with the divestiture of the company’s camera module business. Operating earnings are expected to be in the range of $0.18 to $0.23 per share (3).

Segment Results

Test and Measurement

(in millions)

	Q1:F05	Q1:F04	Q4:F04
Orders	652	636	688
Revenues	700	637	782
Operating Profit(4)	63	5	117

First quarter Test and Measurement orders of $652 million were 3 percent above one year ago and down 5 percent from the seasonally strong fourth quarter. Overall segment demand was characterized by continued softness in wireless handset manufacturing test, stabilizing wireline test markets, and generally flat general purpose test orders. Revenues of $700 million were 10 percent above last year and down 10 percent from three months earlier due to continued softness in wireless handset manufacturing test.

First quarter operating profits of $63 million were improved by $58 million compared with one year ago on a $63 million increase in revenues. Compared with the fourth quarter, segment profits were down $54 million on an $82 million drop in revenues. During the quarter, Test and Measurement achieved a 12 percent Return On Invested Capital(5) (ROIC), up from 2 percent last year but down from 19 percent in last year’s fourth quarter.

Automated Test

(in millions)

	Q1:F05	Q1:F04	Q4:F04
Orders	160	200	137
Revenues	155	219	196
Operating Profit(4)	(34)	21	(6)

First quarter Automated Test orders of $160 million were down 20 percent from one year ago but up 17 percent sequentially. Compared with last year, all product lines were weaker except parametric test; sequentially, all product lines were up except manufacturing test. Utilization rates for SOC testers at semiconductor contract manufacturers (SCMs) improved for the second consecutive quarter, and averaged about 92 percent during the quarter. While the rebound is expected to be very slow because of excess overall industry capacity, last year’s fourth quarter may prove to be the bottom for Automated Test orders. Revenues of $155 million were 29 percent below last year and down 21 percent sequentially. Automated Test’s book-to-bill ratio rose to 1.03 in the quarter from 0.91 last year and 0.70 one quarter earlier.

The segment had an operating loss of $34 million during the quarter compared with profits of $21 million one year ago on $64 million lower revenues. Sequentially, profits were down $28 million on a $41 million reduction in revenues. During the quarter, gross margins were depressed by lower volumes and intense competitive pressures. Operating expenses were relatively flat year-to-year. Acceptance of the company’s new generation of flash memory and SOC test systems has been encouraging, with 90 percent of flash memory test and 16 percent of SOC orders now coming from new products.

Semiconductor Products

(in millions)

	Q1:F05	Q1:F04	Q4:F04
Orders	435	588	408
Revenues	450	474	492
Operating Profit(4)	27	60	8

Semiconductor Products orders were $435 million during the first quarter, down 26 percent from one year ago but up 7 percent sequentially. Compared with last year, orders declined virtually across the board. Personal systems components orders were off 30 percent from last year, with particular weakness in optical mice; networking systems components were down 16 percent from last year. Sequentially, personal systems components were up 6 percent and networking systems components were up 7 percent. First quarter revenues of $450 million were 5 percent below last year and down 9 percent sequentially. The book-to-bill for Semiconductor Products improved to 0.97 in the first quarter compared with 0.83 three months ago but remained well below last year’s 1.24.

Segment profits of $27 million were $33 million below last year on a $24 million drop in revenues; margins suffered as the industry moved from shortage to surplus. Sequentially, profits were $19 million higher despite $42 million lower revenues as both camera modules and fiber optics showed significant improvements in quality, yield and cost compared with the second half of last year. Segment ROIC(5) was 10 percent during the quarter compared with 23 percent one year ago and 6 percent during the fourth quarter.

On Feb. 3, 2005, the company announced it had completed the sale of its camera module business to Flextronics.

Life Sciences and Chemical Analysis

(in millions)

	Q1:F05	Q1:F04	Q4:F04
Orders	356	307	366
Revenues	354	313	352
Operating Profit(4)	51	47	56

Good momentum in Life Sciences and Chemical Analysis continued in this year’s first quarter. Orders of $356 million were 16 percent above last year, with Life Sciences orders up 18 percent and Chemical Analysis up 15 percent. During the quarter, the segment saw particular strength from generic drug manufacturers, and strong demand from petrochemical and environmental industries. Revenues of $354 million were 13 percent above last year and up 1 percent sequentially.

Segment profits of $51 million were $4 million above last year on a $41 million increase in revenues as the segment continued to ramp its investments in Life Sciences. Sustained profits and excellent capital management enabled the segment to achieve an
ROIC(5) of 29 percent during the quarter compared with last year’s ROIC of 23 percent and 24 percent in the fourth quarter.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global technology leader in communications, electronics, life sciences and chemical analysis. The company’s 28,000 employees serve customers in more than 110 countries. Agilent had net revenue of $7.2 billion in fiscal year 2004. Information about Agilent is available on the Web at www.agilent.com.

Agilent management will host a live webcast of its quarterly conference call with the investment community in listen-only mode today at 1:30 p.m. (PT). Listeners may log on at www.investor.agilent.com and select “First Quarter FY05 Financial Results Conference Call” under “Events & Presentations.” The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available from 4:30 p.m. (PT) today through Feb. 21 by dialing + 1 719 457 0820 and entering pass code 8649647.

Forward-Looking Statements

This news release contains forward-looking statements (including, without limitation, information regarding the benefits we expect from our foundation of product and operating excellence, revenues, earnings, timing of improvements in market conditions, ATG orders and the markets we serve) that involve risks and uncertainties that could cause results of Agilent to differ materially from management’s current expectations.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix, and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended Oct. 31, 2004.

# # #

(1)	Before net restructuring and amortization charges in all periods.
(2)	Free cash flow is defined as Net Cash provided by operating activities less Investments in property, plant and equipment.
(3)	Agilent’s expected range of EPS for Q205 excludes restructuring, which cannot be estimated, and amortization of intangibles, which is expected to be approximately $3 million per quarter. The annual non-GAAP tax rate is assumed to be 24 percent. Beginning in Q304, Agilent is treating its senior convertible debentures as “if converted.” As a result, approximately 36 million shares were added to the denominator of diluted EPS, and $6.6 million of associated after-tax quarterly interest expense was added back to the numerator.
(4)	Before restructuring charges in all periods.
(5)	Refer to financial results tables for ROIC.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Percent Inc/(Dec)
	2005	2004
Orders	$1,605	$1,731	(7)%

Net revenue	$1,658	$1,643	1%

Costs and expenses:
Cost of products and services	907	904	—
Research and development	232	229	1%
Selling, general and administrative	424	431	(2)%

Total costs and expenses	1,563	1,564	—

Income from operations	95	79	20%

Other income (expense), net	29	4	625%

Income from operations before taxes	124	83	49%

Provision for taxes	21	12	75%

Net income	$103	$71	45%

Net income per share:
Basic	$0.21	$0.15
Diluted	$0.21	$0.14

Weighted average shares used in computing net income per share:
Basic	491	480
Diluted	496	490

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Excluding Restructuring, Amortization of Intangibles

and Non-Operational Items

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Percent Inc/(Dec)
	2005	2004
Orders	$1,605	$1,731	(7)%

Net revenue	$1,658	$1,643	1%

Costs and expenses:
Cost of products and services	901	887	2%
Research and development	231	219	5%
Selling, general and administrative	420	400	5%

Total costs and expenses	1,552	1,506	3%

Income from operations	106	137	(23)%

Other income (expense), net	26	12	117%

Income before taxes	132	149	(11)%

Provision for taxes	32	46	(30)%

Non-GAAP net income	$100	$103	(3)%

Non-GAAP net income per share:
Basic	$0.20	$0.21
Diluted	$0.20	$0.21

Weighted average shares used in computing non-GAAP net income per share:
Basic	491	480
Diluted	532	490

The above non-GAAP condensed consolidated statement of operations has been adjusted to exclude the following items and reconcile to GAAP net income:

Net income per GAAP	$103	$71
Non-GAAP adjustments:
Other intangibles	3	11
Restructuring and asset impairment	9	45
Gain on sale of investments	(7)	—
Investment impairments	4	8
Other	(1)	2
Adjustment for income taxes	(11)	(34)

Non-GAAP net income	$100	$103

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

	January 31, 2005	October 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$2,483	$2,315
Accounts receivable, net	946	1,044
Inventory	1,037	1,026
Other current assets	183	192

Total current assets	4,649	4,577

Property, plant and equipment, net	1,235	1,258
Goodwill and other intangible assets, net	459	443
Other assets	807	778

Total assets	$7,150	$7,056

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$408	$441
Employee compensation and benefits	457	545
Deferred revenue	295	284
Income and other taxes payable	351	340
Other accrued liabilities	260	261

Total current liabilities	1,771	1,871

Senior convertible debentures	1,150	1,150
Other liabilities	461	466

Total liabilities	3,382	3,487

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 491 million shares at January 31, 2005 and 487 million shares at October 31, 2004 issued and outstanding	5	5
Additional paid-in capital	5,255	5,195
Accumulated deficit	(1,707)	(1,810)
Accumulated comprehensive income	215	179

Total stockholders’ equity	3,768	3,569

Total liabilities and stockholders’ equity	$7,150	$7,056

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

Three months ended January 31, 2005
Cash flows from operating activities:
Net income	$103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	59
Amortization	4
Deferred taxes	8
Asset impairment charges	8
Gain on sale of assets	(9)
Changes in assets and liabilities:
Accounts receivable	102
Inventory	(12)
Accounts payable	(25)
Employee compensation and benefits	(88)
Income taxes and other taxes payable	8
Other current assets and liabilities	(5)
Other long-term assets and liabilities	(10)

Net cash provided by operating activities (1)	143

Cash flows from investing activities:
Investments in property, plant and equipment	(44)
Investment in equity securities	(6)
Proceeds from sale of assets	17
Increase in restricted cash	(20)
Purchase of intangible assets	(10)

Net cash used in investing activities	(63)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	58
Net borrowings of notes payable and short-term borrowings	23

Net cash provided by financing activities	81

Impact of exchange rate movements	7

Net increase in cash and cash equivalents	168

Cash and cash equivalents at beginning of period	2,315

Cash and cash equivalents at end of period	$2,483

(1) Cash payments included in operating activities:
Restructuring	23
Income tax payments	2
U.S. pension trust fund contributions	40

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

THREE MONTHS ENDED JANUARY 31, 2005

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Gain on Sale of Investments	Investment Impairments	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$1,605	$—	$—	$—	$—	$—	$—	$1,605

Net revenue	$1,658	$—	$—	$—	$—	$—	$—	1,658

Costs and expenses:
Cost of products and services	907	(2)	(5)	—	—	1	—	901
Research and development	232	—	(1)	—	—	—	—	231
Selling, general and administrative	424	(1)	(3)	—	—	—	—	420

Total costs and expenses	1,563	(3)	(9)	—	—	1	—	1,552

Income from operations	95	3	9	—	—	(1)	—	106

Other income (expense), net	29	—	—	(7)	4	—	—	26

Income from operations before taxes	124	3	9	(7)	4	(1)	—	132

Provision for taxes	21	—	—	—	—	—	11	32

Net income	$103	$3	$9	$(7)	$4	$(1)	$(11)	100

Net income per share - Basic and Diluted:

Basic	$0.21	$—	$0.02	$(0.02)	$0.01	$—	$(0.02)	$0.20
Diluted	$0.21	$—	$0.02	$(0.02)	$0.01	$—	$(0.02)	$0.20	(1)

Weighted average shares used in computing net income per share:

Basic	491	491	491	491	491	491	491	491
Diluted	496	532	532	532	532	532	532	532	(1)

(1)	In order to calculate non-GAAP diluted net income per share, we added 36 million shares and approximately $7 million of after-tax interest expense to non-GAAP net income to treat our senior convertible debentures as if they were converted. There was no impact of this to our diluted earnings per share.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

THREE MONTHS ENDED JANUARY 31, 2004

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Investment Impairments	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$1,731	$—	$—	$—	$—	$—	$1,731

Net revenue	$1,643	$—	$—	$—	$—	$—	$1,643

Costs and expenses:
Cost of products and services	904	(9)	(8)	—	—	—	887
Research and development	229	—	(10)	—	—	—	219
Selling, general and administrative	431	(2)	(27)	—	(2)	—	400

Total costs and expenses	1,564	(11)	(45)	—	(2)	—	1,506

Income from operations	79	11	45	—	2	—	137

Other income (expense), net	4	—	—	8	—	—	12

Income from operations before taxes	83	11	45	8	2	—	149

Provision for taxes	12	—	—	—	—	34	46

Net income	$71	$11	$45	$8	$2	$(34)	$103

Net income per share - Basic and Diluted:
Basic	$0.15	$0.02	$0.09	$0.02	$—	$(0.07)	$0.21
Diluted	$0.14	$0.02	$0.09	$0.02	$—	$(0.06)	$0.21

Weighted average shares used in computing net income per share:
Basic	480	480	480	480	480	480	480
Diluted	490	490	490	490	490	490	490

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

TEST AND MEASUREMENT INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended January 31, 2005	Three months ended January 31, 2004	Yr vs. Yr % change	Three months ended October 31, 2004	Sequential % change
Orders	$652	$636	3%	$688	(5)%
Net Revenue	$700	$637	10%	$782	(10)%
Income from operations	$63	$5	1160%	$117	(46)%

Q1 FY05 vs Q4 FY04 BY MARKET SEGMENT

	Orders			Net Revenue
	Q1 FY05 $ Amount	Sequential % change	% of Segment	Q1 FY05 $ Amount	Sequential % change	% of Segment
Communications test	$454	—	70%	$473	(13)%	68%
General purpose test	198	(15)%	30%	227	(6)%	32%

	$652	(5)%	100%	$700	(10)%	100%

Q1 FY05 vs Q1 FY04 BY MARKET SEGMENT

	Orders		Net Revenue
	Q1 FY05 $ Amount	Yr vs. Yr % change	Q1 FY05 $ Amount	Yr vs. Yr % change
Communications test	$454	3%	$473	7%
General purpose test	198	1%	227	16%

	$652	3%	$700	10%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

AUTOMATED TEST INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended January 31, 2005	Three months ended January 31, 2004	Yr vs. Yr % change	Three months ended October 31, 2004	Sequential % change
Orders	$160	$200	(20)%	$137	17%
Net Revenue	$155	$219	(29)%	$196	(21)%
Income (loss) from operations	$(34)	$21	(262)%	$(6)	(467)%

Q1 FY05 vs Q4 FY04 BY MARKET SEGMENT

	Orders			Net Revenue
	Q1 FY05 $ Amount	Sequential % change	% of Segment	Q1 FY05 $ Amount	Sequential % change	% of Segment
Semiconductor test	$129	21%	81%	$123	(22)%	79%
Manufacturing test	31	3%	19%	32	(18)%	21%

	$160	17%	100%	$155	(21)%	100%

Q1 FY05 vs Q1 FY04 BY MARKET SEGMENT

	Orders		Net Revenue
	Q1 FY05 $ Amount	Yr vs. Yr % change	Q1 FY05 $ Amount	Yr vs. Yr % change
Semiconductor test	$129	(20)%	$123	(31)%
Manufacturing test	31	(18)%	32	(20)%

	$160	(20)%	$155	(29)%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

SEMICONDUCTOR PRODUCTS INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended January 31, 2005	Three months ended January 31, 2004	Yr vs. Yr % change	Three months ended October 31, 2004	Sequential % change
Orders	$435	$588	(26)%	$408	7%
Net Revenue	$450	$474	(5)%	$492	(9)%
Income from operations	$27	$60	(55)%	$8	238%

Q1 FY05 vs Q4 FY04 BY MARKET SEGMENT

	Orders			Net Revenue
	Q1 FY05 $ Amount	Sequential % change	% of Segment	Q1 FY05 $ Amount	Sequential % change	% of Segment
Networking	$130	7%	30%	$127	(1)%	28%
Personal systems	305	6%	70%	323	(11)%	72%

	$435	7%	100%	$450	(9)%	100%

Q1 FY05 vs Q1 FY04 BY MARKET SEGMENT

	Orders		Net Revenue
	Q1 FY05 $ Amount	Yr vs. Yr % change	Q1 FY05 $ Amount	Yr vs. Yr % change
Networking	$130	(16)%	$127	(18)%
Personal systems	305	(30)%	323	1%

	$435	(26)%	$450	(5)%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

LIFE SCIENCES AND CHEMICAL ANALYSIS INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended January 31, 2005	Three months ended January 31, 2004	Yr vs. Yr % change	Three months ended October 31, 2004	Sequential % change
Orders	$356	$307	16%	$366	(3)%
Net Revenue	$354	$313	13%	$352	1%
Income from operations	$51	$47	9%	$56	(9)%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

Segment Information

Reconciliation of Reporting Segments to Agilent Consolidated Totals

(In millions)

(Unaudited)

	Three months ended January 31,		Three months ended October 31,
	2005	2004	2004
Orders

Test and Measurement	$652	$636	$688
Semiconductor Products	435	588	408
Automated Test	160	200	137
Life Sciences and Chemical Analysis	356	307	366
Unallocated infrastructure and rounding	2	—	—

Total Agilent orders	$1,605	$1,731	$1,599

	Three months ended January 31,		Three months ended October 31,
	2005	2004	2004
Net Revenue

Test and Measurement	$700	$637	$782
Semiconductor Products	450	474	492
Automated Test	155	219	196
Life Sciences and Chemical Analysis	354	313	352
Unallocated infrastructure and rounding	(1)	—	—

Total Agilent net revenue	$1,658	$1,643	$1,822

	Three months ended January 31,		Three months ended October 31,
	2005	2004	2004
Income from Operations

Test and Measurement	$63	$5	$117
Semiconductor Products	27	60	8
Automated Test	(34)	21	(6)
Life Sciences and Chemical Analysis	51	47	56
Unallocated infrastructure charges	(1)	4	(2)

Total Agilent Non-GAAP income from operations	$106	$137	$173

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

AGILENT TECHNOLOGIES, INC.

ORDERS AND NET REVENUE FROM OPERATIONS

BY GEOGRAPHY

(In millions, except percent changes)

(Unaudited)

	Three Months Ended January 31,		Percent Inc/(Dec)
	2005	2004
ORDERS
Americas	$497	$550	(10)%
Europe	391	372	5%
Asia Pacific	717	809	(11)%

Total	$1,605	$1,731	(7)%

NET REVENUE
Americas	$559	$573	(2)%
Europe	390	363	7%
Asia Pacific	709	707	—

Total	$1,658	$1,643	1%

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

AGILENT TECHNOLOGIES, INC

RECONCILIATION OF DAYS ON HAND (DOH)

(In millions)

	Q105	Q104	Yr vs. Yr Change in Days
GAAP
Costs of Products and Services	907	904
Net Inventory	1,037	1,056

GAAP Inventory Days	103	105	(2)

Non-GAAP
Costs of Products and Services	907	904
Less:
Amortization of Intangibles	2	9
Restructuring	5	8
Inventory Charges	16	1
Other	(1)	—

Adjusted Costs of Products and Services	885	886
Net Inventory	1,037	1,056

Non-GAAP Inventory Days	105	107	(2)

GAAP DOH Formula:	(Quarter end net inventory x 90 Days)/(Current quarter’s COGS)

Non-GAAP DOH Formula:	(Quarter-end net inventory x 90 Days)/(Current quarter’s COGS - Inventory Charges - Non-GAAP Adjustments)

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC.

Reconciliation of Segment ROIC

(In millions)

(Unaudited)

	Q1 FY05 ATG	Q1 FY05 SPG	Q1 FY05 LSCA	Q1 FY05 TMO	Q4 FY04 ATG	Q4 FY04 SPG	Q4 FY04 LSCA	Q4 FY04 TMO	Q1 FY04 ATG	Q1 FY04 SPG	Q1 FY04 LSCA	Q1 FY04 TMO
Numerator:
Segment income (loss) from operations	$(34)	$27	$51	$63	$(6)	$8	$56	$117	$21	$60	$47	$5
Less:
Other (income) expense and taxes	(9)	(3)	13	12	(3)	(10)	23	33	8	(4)	17	(2)

Segment return	(25)	30	38	51	(3)	18	33	84	13	64	30	7

Segment return annualized	$(100)	$120	$152	$204	$(12)	$72	$132	$336	$52	$256	$120	$28

Denominator:
Segment assets (1)	$702	$1,404	$704	$2,025	$703	$1,434	$732	$2,156	$774	$1,408	$715	$2,278
Less:
Net current liabilities (2)	115	250	203	414	116	240	181	415	106	280	164	383

Invested capital	$587	$1,154	$501	$1,611	$587	$1,194	$551	$1,741	$668	$1,128	$551	$1,895

Average Invested capital	$587	$1,174	$526	$1,676	$605	$1,201	$547	$1,790	$665	$1,130	$533	$1,853

ROIC	-17%	10%	29%	12%	-2%	6%	24%	19%	8%	23%	23%	2%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(1)	Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.
(2)	Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.